Exhibit 99.1

Wesco Aircraft Appoints David J. Castagnola

President and Chief Executive Officer

— Veteran Leader Brings More than 35 Years of Distinguished Experience in

Aerospace & Defense with Deep Industry Relationships —

VALENCIA, Calif., April 6, 2015 — Wesco Aircraft Holdings, Inc. (NYSE: WAIR), a leading provider of comprehensive supply chain management services to the global aerospace industry, today announced that its board of directors has appointed David J. Castagnola as president and chief executive officer, effective May 4, 2015. Mr. Castagnola will succeed Hal Weinstein, who has served as interim chief executive officer since December 2014 and who will retire after a transition period. Castagnola also was appointed to the board of directors as a Class I director, with an initial term expiring at the 2018 Annual Meeting of Stockholders.

Randy Snyder, chairman of the board, said, “We are thrilled to welcome Dave to Wesco Aircraft. He brings a distinguished career in aerospace and defense with more than 35 years of experience, including 32 years at UTC Aerospace Systems and its predecessor companies, and deep senior-level relationships across the industry. Dave is a results-oriented professional who knows how to build and lead high-performance teams to achieve results, bringing together talent from both inside and outside the enterprise around a common mission. His successful experience with merging and integrating the disparate landing gear and wheels and brakes units within UTC Aerospace, while delivering robust financial results, demonstrates Dave’s proven leadership capabilities. He is a strategic thinker with a strong operations background and a wealth of experience in planning, process improvement and consistent execution.”

Dave Castagnola said, “I am excited to be joining Wesco Aircraft — a company with a proud history, great people, and outstanding relationships with customers and suppliers. I’m looking forward to building on this heritage as we drive the company forward. I plan to bring a meticulous approach to planning and execution, with a close examination of our strengths and weaknesses, while working with the management team to develop a culture of continuous improvement through the deployment of Lean strategies. At the same time, we will remain dedicated to providing superior service to our customers — a hallmark of Wesco’s success. I believe Wesco Aircraft has an incredibly bright future and I’m looking forward to engaging with the team.”

Mr. Castagnola is currently President, Landing Systems at UTC Aerospace Systems (UTC Aerospace), one of the world’s largest suppliers of technologically advanced aerospace and defense products and a division of United Technologies Corp. Mr. Castagnola led the successful integration of the landing gear and wheels and brakes businesses within UTC Aerospace to form Landing Systems, driving one culture for the combined unit, aligning goals, initiatives and improvement targets. Mr. Castagnola joined UTC Aerospace through the acquisition of Goodrich Corporation in 2012. Mr. Castagnola has a Bachelor of Science degree in Industrial Technology, with an emphasis in Manufacturing Technology, from San Diego State University.

About Wesco Aircraft

Wesco Aircraft is one of the world’s largest distributors and providers of comprehensive supply chain management services to the global aerospace industry. The company’s services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time delivery and point-of-use inventory management. The company believes it offers one of the world’s broadest inventories of aerospace products, comprised of more than 575,000 active stock keeping units, including hardware, bearings, tools, electronic components, machined parts and chemicals. Wesco Aircraft has more than 2,700 employees across 80 locations in 19 countries.

To learn more about Wesco Aircraft, visit our website at www.wescoair.com. Follow Wesco Aircraft on LinkedIn at https://www.linkedin.com/company/wesco-aircraft-corp.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Wesco Aircraft and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of management, as well as assumptions made by, and information currently available to, such management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the company’s control. Therefore, readers should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include: general economic and industry conditions; conditions in the credit markets; changes in military spending; risks unique to suppliers of equipment and services to the U.S. government; risks associated with the company’s long-term, fixed-price agreements that have no guarantee of future sales volumes; risks associated with the loss of significant customers, a material reduction in purchase orders by significant customers or the delay, scaling back or elimination of significant programs on which the company relies; the company’s ability to effectively compete in its industry; the company’s ability to effectively manage its inventory; risks associated with the company’s rapid expansion; the company’s suppliers’ ability to provide it with the products the company sells in a timely manner, in adequate quantities and/or at a reasonable cost; the company’s ability to maintain effective information technology systems; the company’s ability to retain key personnel; risks associated with the company’s international operations; the company’s dependence on third-party package delivery companies; fluctuations in the company’s financial results from period-to-period; environmental risks; risks related to the handling, transportation and storage of chemical products; risks related to the aerospace industry and the regulation thereof; the company’s ability to successfully integrate Haas Group Inc. in a timely fashion; failure to realize anticipated benefits of the combined operations; risks relating to unanticipated costs of integration; risks associated with assumptions the company makes in connection with its critical accounting estimates and legal proceedings; risks related to the company’s indebtedness; and other risks and uncertainties.

The foregoing list of factors is not exhaustive. The reader should carefully consider the foregoing factors and the other risks and uncertainties that affect the company’s business, including those described in Wesco Aircraft’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the Securities and Exchange Commission. All forward-looking statements included in this news release (including information included or incorporated by reference herein) are based upon information available to the company as of the date hereof, and the company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact Information:

Jeff Misakian

Vice President, Investor Relations

661-362-6847

Jeff.Misakian@wescoair.com